UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Ovid Therapeutics Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 10, 2021. The results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021.

Proposal 1: The Company’s stockholders elected the nominee as director to serve a three-year term until the 2024 Annual Meeting, or until her respective successor is duly elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Barbara Duncan	27,065,759	6,894,669	19,036,051

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 by the votes set forth in the table below:

For	Against	Abstain
52,384,946	483,586	127,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: June 11, 2021